SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                             __________________

                                 FORM 8 - K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                             September 12, 1996
                             ------------------
                              (Date of Report)

                                SofTech, Inc.
                                -------------
           (Exact name of registrant as specified in its charter)

       Massachusetts               0-10665                 #04-2453033
       -------------               -------                 -----------
(State or other jurisdic-        (Commission              (IRS Employer
tion of Incorporation or         file number)         Identification Number)
       organization

3260 Eagle Park Drive, N.E., Grand Rapids, MI                 49505
- ---------------------------------------------                 -----
  (Address of principal executive offices)                  (Zip Code)

                               (616) 957-2330
                               --------------
            (Registrant's telephone number, including area code)



Item 2. Disposition of assets.

      On September 12, 1996, SofTech, Inc. and its subsidiaries, Information Decisions, Incorporated and System Constructs, Inc. (collectively, the "Company") completed the disposition of its Network Systems Group ("NSG") to Data Systems Network Corporation (NASDAQ Small Cap: DSYS, Pacific Stock
Exchange: DSY) of Farmington Hills, MI ("Data Systems" or "DSN"). The Company had announced on June 19, 1996 that it had signed a letter of intent to sell this division to Data Systems.

      Data Systems purchased certain assets and assumed certain liabilities of NSG with a net book value of approximately $200,000 in exchange for $890,000 in cash and 540,000 shares of DSN common stock. The tangible assets acquired totaled approximately $1.7 million and were primarily composed of fixed assets and service inventory for maintaining the NSG installed base of hardware and software. Liabilities assumed included deferred revenue associated with maintenance contracts and other accrued expenses with a total book value of about $1.5 million. In addition, Data Systems assumed all NSG lease obligations. SofTech retained NSG assets that had a tangible book value of approximately $5.0 million, composed primarily of accounts receivable and inventory. It is expected that those receivables will be collected and that inventory sold over the next three months. The transaction was closed using a July 31, 1996 balance sheet. The Asset Purchase Agreement ("Agreement") provides for a post-closing purchase price adjustment within 30 days for differences between the July 31, 1996 balance sheet and that of September 3, 1996, the transaction date for purposes of the Agreement.

      The Company filed its Form 10-K with the Securities and Exchange Commission on August 29, 1996 and presented the NSG as a discontinued operation. Included in the results for the fiscal year ended May 31, 1996 was an estimated loss of $700,000 from the disposal of NSG, as more fully described in "Note I. Discontinued Operations" in the Company's Form 10-K filed on August 29, 1996.

      In connection with the acquisition of 540,000 shares of common stock of DSN, the Company entered into certain restrictions on transfer and certain other agreements set forth in the Asset Purchase Agreement and Registration Rights Agreement included as exhibits to this report. The Company has also agreed, subject to obtaining appropriate regulatory approval, to distribute the shares of DSN common stock to the Company's shareholders, and the Company has entered into various agreements relating to the voting of such shares prior to such a distribution to the Company's shareholders and certain other agreements relating to the holding of such shares by the Company. Under the Asset Purchase Agreement, the Company has also made various customary representations and warranties to DSN regarding its corporate status and authority, title to the assets, and various other matters, and has agreed to indemnify DSN with respect to breaches of such representations and warranties and other covenants made by the Company in the Asset Purchase Agreement. The Company's potential liability for indemnification is generally limited to claims asserted by June 30, 1997 and is subject to certain minimum and maximum amounts set forth in the Asset Purchase Agreement. The Company has also agreed not to compete with DSN in the network integration business for a period of three years.

      The foregoing is not intended to be a complete description of the terms and provisions of the Asset Purchase Agreement or the Registration Rights Agreement entered into in connection with the transaction described above, and is subject in its entirety to the terms and provisions of such agreements, copies of which are filed as exhibits to this report.

      On August 13, 1996, the Company's Board of Directors approved a preliminary plan for distributing the proceeds from the NSG sale and transitioning management and the Board of Directors ("Transition Plan"). The preliminary plans for the distribution of the net proceeds expected to be realized from the proposed sale of certain NSG assets and the liquidation of the NSG balance sheet primarily involves the collection of receivables, sale of the North Carolina facility and payment of trade payables. The plan anticipates the accumulation of the proceeds from the sale following the transaction, determination of the amount to be distributed to the Company's stockholders, establishment of a record date and completion of the distribution. It is expected that this can be completed in calendar 1996. Sufficient resources would be retained to fund the working capital needs of the remaining CAD Division. On August 15, 1996 the Company entered into a "Memorandum of Understanding" with senior management of the remaining operating Division. This plan and the Memorandum were summarized in the 1996 Financial Statements in "Note L. Subsequent Events:" filed as part of the Form 10-K. The terms are summarized as follows:

* Immediately following the NSG sale, Norman Rasmussen, the Company's CEO, would resign that position and the Board of Directors will elect Mark Sweetland CEO of the Company. This occurred on September 16, 1996;

* Mr. Sweetland and Timothy Weatherford, a senior manager of the CAD Division, would be elected to the Company's Board of Directors. This occurred on September 16, 1996;

* Immediately following the record date for payment of the dividend to shareholders, Messrs. Sweetland and Weatherford would each receive 204,750 shares of the Company's common stock;

* The Company would lend to Messrs. Sweetland and Weatherford amounts equal to their tax liability for the stock issuance, pursuant to notes maturing in three years. Such notes would bear interest at the lowest rate allowed to avoid imputed interest under the Internal Revenue Code and shall be collateralized by the shares; and

* Immediately following the distribution of the NSG proceeds, Messrs. Strehle and McNay would resign from the Board of Directors after electing at least a comparable number of outside directors to replace them.

      On September 16, 1996, Norman Rasmussen retired as President and CEO of SofTech, Inc. and the Board of Directors appointed Mark Sweetland to those positions. Mr. Sweetland and Timothy Weatherford, a senior manager in the remaining CAD Division, were elected to the Company's Board of Directors. These actions were contemplated by the Transition Plan and were part of the disclosure in Note L to the Consolidated Financial Statements included in the Company's Form 10-K.

      All of the proposed actions described above, including without limitation the proposed distribution of cash and shares of stock of Data Systems Network Corporation, the resignation and election of directors and officers, the granting of shares of the Company's common stock to continuing management and the loans to be made in conjunction therewith, are subject to the successful collection of accounts receivable and other assets retained by the Company and not sold as part of the transaction, and the continuing review and oversight of the Board of Directors of the Company.


Item 7. (b) Pro forma financial statements

      The net assets and operating results of the Network Systems Group were presented as a discontinued operation in the Company's financial statements for the year ended May 31, 1996 filed as part of its Annual Report on Form 10-K with the Securities and Exchange Commission on August 29, 1996. Prior year financial statements have been restated to reflect this classification. Pro forma financial statements are therefore not required because the NSG disposition is fully reflected in the Form 10-K filing.

Item 7. (c) Exhibits

2.1 Asset Purchase Agreement dated September 12, 1996 by and among Data Systems Network Corporation, Information Decisions, Incorporated, System Constructs, Inc., and SofTech, Inc.

2.2 Registration Rights Agreement dated September 12, 1996 between Data Systems Network Corporation and SofTech, Inc.

List of Omitted Exhibits and Schedules

      Pursuant to Item 601 (b) (2) of Regulation S-k, SofTech, Inc. agrees to furnish supplementally a copy of any omitted exhibit or Schedule to the Securities and Exchange Commission upon request.

Exhibit A            Assumption Agreement
Exhibit B            Bill of Sale
Exhibit C            Opinion of Seller's Counsel
Exhibit D            Opinion of Buyer's Counsel
Exhibit F            Voting Agreement
Exhibit G            IDI License
Exhibit H            New York Local Counsel Opinion
Exhibit I            Michigan Local Counsel Opinion

Schedule 1.1(a)      Administrative Assets
Schedule 1.1(b)      Excluded Assets
Schedule 1.2(b)      Excluded Liabilities
Schedule 3.2         Location of Business and Assets
Schedule 3.3         Authorizations, Approvals and Consents
Schedule 3.4         Subsidiaries and Investments
Schedule 3.6A        Seller Financial Statements
Schedule 3.6B        Preclosing Balance Sheet
Schedule 3.7         Material Adverse Change in Seller or Business
Schedule 3.10        Permitted Leins
Schedule 3.11        Leased Items
Schedule 3.13        Plans
Schedule 3.15        Authorizations
Schedule 3.16        Patents, Trademarks, Licenses, etc.
Schedule 3.17        Litigation
Schedule 3.18        Noncompliance
Schedule 3.19        Insurance Coverage
Schedule 3.20        Contracts
Schedule 3.21        Products Liability and Warranty Claims
Schedule 3.22        Employee Relations
Schedule 3.23        Insider Interests
Schedule 3.25        Purchase Commitments and Outstanding Bids
Schedule 3.26        Customers, Distributors and Suppliers
Schedule 4.2         Authorization, Consent and Enforceability
Schedule 5.8         Inventory


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SofTech, Inc.
                                       (Registrant)

                                       By /s/ Joseph P. Mullaney
                                              Joseph P. Mullaney
                                              Vice President and CFO